TENTH AMENDMENT TO THE

HORIZON FUNDS FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, dated as of last date in the signature block below “Effective Date”), to the Fund Administration Servicing Agreement, dated as of February 8, 2016, as amended (the “Agreement”), is entered into by and between HORIZON FUNDS, a Delaware trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A to add the following funds;

●	Centre American Select Equity Fund
●	Centre Global Infrastructure Fund

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	As of the Effective Date, Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.	Notwithstanding the foregoing, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

HORIZON FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Matt Chambers	By:	/s/ Greg Farley
Name: Matt Chambers		Name: Greg Farley
Title: Vice President		Title: Senior Vice President
Date: April 10, 2025		Date: April 10, 2025

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Exhibit A to the Fund Administration Servicing Agreement — Horizon Funds

Fund Names

Separate Series of Horizon Funds

Name of Series

Horizon Active Asset Allocation Fund

Horizon Active Income Fund

Horizon Active Risk Assist® Fund

Horizon Defensive Core Fund

Horizon Defined Risk Fund

Horizon Equity Premium Income Fund

Horizon Multi-Factor Small/Mid Cap Fund

Horizon Multi-Factor U.S. Equity Fund

Horizon Tactical Fixed Income Fund

Centre American Select Equity Fund

Centre Global Infrastructure Fund

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